Exhibit 10.17
RESTRUCTURING AGREEMENT
     This Restructuring Agreement (this “Agreement”) is entered into as of this 30th day of September, 2008 by and between CAPITALSOUTH BANCORP, a Delaware corporation (the “Company”), and JAMES C. BOWEN, an individual resident of the State of Florida (“Bowen”).
R E C I T A L S:
     A. Prior to the date hereof, and as contemplated by the Agreement and Plan of Merger by and between the Company and Monticello Bancshares, Inc. and joined into by Bowen (the “Merger Agreement”) and the Non-Recourse Indemnity and Security Agreement entered into by and between CapitalSouth Bank, an Alabama banking corporation, and Bower, and joined in by the Company (the “Indemnity Agreement”), Bowen made two loans to the Company evidenced by the following notes:
          (i) A Convertible Promissory Note in the original principal amount of $6,500,000, dated September 14, 2007 made by the Company in favor of Bowen, as amended and restated by that certain Amended and Restated Convertible Promissory Note in the original principal amount of $5,530,319.40, dated November 30, 2007, made by the Company in favor of Bowen (the “Non-Pledged Note”); and
          (ii) A Promissory Note in the original principal amount of $1,500,000, dated September 14, 2007, made by the Company in favor of Bowen (the “Pledged-Note”), which note secures certain obligations of Bowen to the Company in accordance with the terms of the Indemnity Agreement.
The indebtedness represented by the Non-Pledged Note and the Pledged-Note are hereafter collectively referred to as the “Bowen Credit”, and the Non-Pledged Note and the Pledged-Note are hereafter collectively referred to as the “Bowen Notes”.
     B. Under the terms of the Bowen Notes, the Company is required to pay Bowen (i) quarterly installments of principal in the amount of $400,000 plus interest on the outstanding principal balance of the Non-Pledged Note at a rate of LIBOR plus fifty (50) basis points, and (ii) quarterly payments of interest on the outstanding principal of the Pledged Note at a rate of LIBOR plus fifty (50) basis points. The next payment due to Bowen from the Company under the Bowen Notes is on October 1, 2008.
     C. The Company and Bowen desire to restructure the Bowen Credit by (1) converting a portion of the Pledged Note to common shares of the Company and issuing a new promissory note to Bowen for the remaining amount of the Pledged Note, and (2) converting a portion of the Non-Pledged Note to an unsecured convertible subordinated debenture of the Company and issuing a new promissory note to Bowen for the remaining amount of the Non-Pledged Note, all upon the terms and conditions contained herein.

     D. Bowen has agreed to restructure the Bowen Credit in accordance with the terms herein and has obtained or is seeking the consent of the lienholder, Silverton Bank (the “Silverton Consent”), on the Non-Pledged Note.
     E. The effective time of the restructure of the Bowen Credit is contingent upon (i) receipt of the Silverton Consent and (ii) approval of all applicable regulatory authorities including, but not limited to, the Federal Reserve Bank of Atlanta and the Alabama State Banking Department, and the Company and Bowen anticipate that the Agreement will not be effective until after the declared effectiveness by the Securities and Exchange Commission (the “SEC”) of the Company’s Registration Statement on Form S-1 filed with the SEC on June 11, 2008, and amended on August 29, 2008 (the “Registration Statement”) and the completion by the Company of an offering to current stockholders of the Company of non-transferable subscription rights to purchase shares of the Company’s common stock (the “Rights Offering”).
     F. The Company does not expect the Silverton Consent and the approval of the regulatory authorities to be obtained prior to October 1, 2008, and, in light of the restructuring contemplated hereby, the Company has requested that Bowen waive certain of Bowen’s rights and remedies under the Bowen Notes, including the right to receive principal payment under the Bowen Notes on October 1, 2008.
     G. Bowen is willing to waive the right to receive principal payment under the Bowen Notes on the terms and conditions set forth herein, provided that Bowen receives the interest payment due under the Bowen Notes on October 1, 2008.
A G R E E M E N T:
     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Acknowledgments by the Company. The Company acknowledges and agrees that (A) the Company is indebted to Bowen under the Bowen Notes in the amounts set forth on Exhibit A attached hereto; (B) on and as of the date hereof, all of the foregoing amounts remain outstanding and unpaid; and (C) as of October 1, 2008, $5,873,365.59 is due and payable to Bowen under the Bowen Notes.
     2. Waiver by Bowen. Upon the terms and conditions set forth herein, Bowen agrees to waive his rights to receive principal payment under the Bowen Notes on October 1, 2008, provided, for the avoidance of doubt, that Bowen shall be entitled to receive the interest payment due under the Bowen Notes on October 1, 2008 (which payment shall be for interest on the outstanding principal of the Bowen Notes at a rate of LIBOR plus fifty (50) basis points).

     3. Restructuring of Loan Documents. Upon occurrence of the conditions set forth in Section 4, below, Bowen agrees to surrender the Bowen Notes to the Company for cancellation, at which point the Bowen Notes shall be of no further force and effect, and the Company and Bowen agree to restructure the Bowen Credit as follows:
          A. Conversion of Non-Pledged Note. The outstanding principal indebtedness due under the Non-Pledged Note shall be converted into (i) a new promissory note in the amount of $2,400,000.00 to be made by the Company in favor of Bowen with an interest rate of LIBOR plus two percent (2%), paid quarterly, in substantially the same form as attached hereto as Exhibit B (“Bowen Note I”) and (ii) an unsecured convertible subordinated debenture in the amount of $1,930,319.40 issued by the Company to Bowen with an interest rate of LIBOR plus two percent (2%), paid quarterly, in substantially the same form as attached hereto as Exhibit C (the “Bowen Debenture”);
          B. Conversion of the Pledged Note. The outstanding principal indebtedness due under the Pledged Note shall be converted into (i) a new promissory note in the amount of $500,000 to be made by the Company in favor of Bowen with an interest rate of LIBOR plus two percent (2%), paid quarterly, in substantially the same form as attached hereto as Exhibit D (“Bowen Note II”), and (ii) the maximum number of shares of common stock of the Company which may be purchased at the same price established under the Rights Offering for $1,000,000 or such lesser amount which is necessary to cause the total stock holdings of Bowen in the Company, after such purchase, to equal 9.9% of the outstanding common stock of the Company, in accordance with a securities purchase agreement in substantially the same form as attached hereto as Exhibit E (the “Securities Purchase Agreement”). Bowen Note I, Bowen Note II and the Bowen Debenture are hereafter collective referred to as the “New Bowen Finance Documents”.
          C. Bowen Indemnity. Bowen Note II shall replace the Pledged Note under the Indemnity Agreement, and the Indemnity Agreement shall be amended to limit Bowen’s indemnity under the Merger Agreement to $500,000.
     4. Conditions Precedent to Enforceability of Agreement. The restructuring of the Bowen Credit shall become effective immediately upon the last to occur of the following: (i) the date Silverton Consent is obtained by Bowen; (ii) the date the Company obtains the consent of any necessary regulatory authorities; and (iii) the expiration of the Rights Offering by the Company and a determination of the number of shares of common stock of the Company to be issued in connection therewith.
     5. Miscellaneous.
          A. Scope of Agreement. Except as expressly modified by this Agreement, the provisions of the Bowen Notes shall remain in full force and effect. All agreements of and undertakings by the Company pursuant to this Agreement are intended to be cumulative with any other agreements or undertakings by the Company under the

Bowen Notes, the Merger Agreement or the Indemnity Agreement and are not intended to limit the generality of any such agreement or undertaking.
          B. Governing Law. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Alabama, without regard to principles governing conflicts of law, and all applicable laws of the United States of America.
          C. WAIVER OF RIGHT TO JURY TRIAL. The parties desire to avoid the additional time and expense related to a jury trial of any disputes arising under this Agreement or any of the Bowen Notes. Accordingly, with respect to any such dispute, Bowen and the Company each hereby waive their right to a trial by jury and consent to the granting of such legal or equitable relief as is deemed appropriate by the judge of a court of competent jurisdiction. The parties acknowledge and agree that this waiver is knowingly, freely and voluntarily given, is made after opportunity to consult with counsel about this waiver and is in the best interests of each party.
          D. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same agreement among the parties.
          E. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          F. Captions. The captions to the sections and paragraphs of the Agreement are for the convenience of the parties only, and are not a part of this Agreement.
          G. Further Documents. The Company and Bowen agree to execute and deliver, or cause to be executed and delivered, to the other party from time to time such additional confirmatory or supplementary agreements, notices or other documents, instruments or agreements as the Company or Bowen may, in its or his sole discretion, request which are in the requesting party’s judgment necessary or desirable to obtain the benefit of this Agreement and of the transactions described or referenced in this Agreement.
          H. Interpretation. This Agreement shall be construed to liberally effectuate the rights and remedies of the parties hereto as expressed herein, and neither such principle of interpretation nor the express language of this Agreement shall be impaired or adversely affected by any instruments and documents executed in connection herewith. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation hereof.
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     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective as of the date first above written.

BORROWER: CAPITALSOUTH BANCORP
By:	/S/ W. DAN PUCKETT
	Name:	W. Dan Puckett
Its: Chief Executive Officer and Chairman

BOWEN:
/S/ JAMES C. BOWEN
James C. Bowen

STATE OF ALABAMA	)
:
COUNTY OF JEFFERSON	)
     I, the undersigned, a notary public in and for said county in said state, hereby certify that W. Dan Puckett, whose name as Chief Executive Officer and Chairman of CapitalSouth Bancorp, a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.
          Given under my hand and official seal this 2nd day of October, 2008.

/S/ JANICE HOLT
Notary Public

[NOTARIAL SEAL] My commission expires: 11/17/2008

STATE OF GEORGIA	)
:
COUNTY OF BEN HILL	)
     I, the undersigned, a notary public in and for said county in said state, hereby certify that James C. Bowen, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily on the day the same bears date.
          Given under my hand and official seal this 30th day of September, 2008.

/S/ Penny Henderson
Notary Public

[NOTARIAL SEAL] My commission expires: 3/3/2012

EXHIBIT A
INDEBTEDNESS

Amount Outstanding
September 30, 2008
Amended and Restated Convertible Promissory Note dated November 30, 2007 in the original amount of $5,530,319.40	$4,330,319.40

Promissory Note dated September 14, 2007 in the original amount of $1,500,000.00	$1,500,000.00

Interest due on above notes	$43,046.19

$5,873,365.59